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EXHIBIT 23(a)

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
The Toro Company

    We consent to the use of our reports dated December 13, 1999 incorporated by reference in this Form S-8.

                      KPMG LLP

Minneapolis, Minnesota
June 12, 2000

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INDEPENDENT AUDITOR'S CONSENT